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                                 Exhibit 10.3

                                PROMISSORY NOTE
                                ---------------


$350,000                                                   Springfield, Virginia
                                               Effective as of December 28, 1996


     FOR VALUE RECEIVED, Erol Onaran, an individual residing in the Commonwealth of Virginia ("Onaran"), and Erol's Computer & TV/VCR Service, Inc., a Virginia corporation ("ECS") (Onaran and ECS hereinafter collectively referred to as "Makers") jointly and severally promise to pay to the order of Erol's Internet, Inc., a Delaware corporation, or its successors and assigns ("Payee") the principal sum of Three Hundred Fifty Thousand Dollars ($350,000).

     1. This Note will mature and the entire unpaid balance of principal hereof together with all accrued and unpaid interest hereon, shall become due and payable to Payee three (3) weeks after the date on which Makers have received written notice from an officer of Payee that Loan Number 1600598566, in the principal amount of Seven Hundred Thousand Dollars ($700,000) from Horizon Bank of Virginia to OEO, Inc., has been fully satisfied, and that Onaran has been released as guarantor of Loan Number 1600598566.

     2. All payments of this Note shall be applied first to the payment of accrued but unpaid interest, and any remainder shall be applied to reduction of the principal balance hereof. Interest shall accrue on the unpaid principal sum from the date hereof at rate of interest equal to the Applicable Federal Rate as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended, as such rate may be from time to time adjusted. The rate of interest hereon shall be calculated on the basis of a 360-day year factor applied to actual days elapsed. All payments hereunder shall be payable in lawful money of the United States of America and shall be made to the Payee at 7921 Woodruff Court, Springfield, VA 22151 or at such other address as Payee may from time to time designate in writing to Makers.

     3. Makers waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest or notice of protest and nonpayment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereof.

     4. Makers shall have the right in their discretion to set off against any amount of accrued and unpaid interest and principal payable by Makers to Payee hereunder a like amount of any obligation of Payee to Makers under any binding written agreement.
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     5.  For purposes of this Note the occurrence of each of the following events shall constitute a "Default": (i) with respect to any payment required under this Note, Makers fail to make payment of the full amount thereof within five (5) days of the date such payment is required; (ii) a Maker admits in writing that it or he is unable to meet its or his obligations as and when such obligations become due; (iii) a Maker makes an assignment for the benefit of its or his creditors or file a petition in bankruptcy; (iv) a Maker is adjudged insolvent; or (v) an involuntary petition in bankruptcy (or other similar statute) is filed against a Maker and is not dismissed within 60 days after the filing thereof. Upon the occurrence of a Default, Payee may (A) declare all or any portion of the entire unpaid principal amount of this Note, and all interest accrued thereon (collectively the "Outstanding Balance"), immediately due and payable or (B) set off all or any portion of the entire Outstanding Balance against any amount owed by Payee to Makers, which rights shall continue until the Default is cured.

     6. This Note shall be governed by and construed according to the laws of the Commonwealth of Virginia, without regard to principles of conflict of laws.


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     IN WITNESS THEREOF, this Note is executed in Springfield, Virginia as of the date and year above written.


                                EROL ONARAN

                                /s/ Erol Onaran
                                ---------------------------------
                                Erol Onaran



                                EROL's COMPUTER & TV/VCR SERVICE, INC.

                                By: /s/ Orhan Onaran
                                   ------------------------------
                                It's: President
                                     ----------------------------


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